Exhibit 4(s)


                   NON-QUALIFIED STOCK OPTION AGREEMENT


     AGREEMENT made as of the 16th day of October, 1989, by an between AMDAHL CORPORATION, a Delaware corporation (hereinafter called "Corporation"), and
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(hereinafter called "Optionee");


                           W I T N E S S E T H:
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RECITALS
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     A.   The Board of Directors of Corporation has adopted and
approved the Corporation's Stock Option Plan (1974), as amended (the "Plan"), for the purpose of attracting and retaining the services of selected executive and other key employees, and for the purpose of providing an incentive to encourage and stimulate increased efforts by them.

     B. Optionee is a selected executive or other key employee within the meaning of the Plan, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the granting of a stock option to Optionee by the Corporation.

     C. The granted option is not intended to be an incentive stock option ("Incentive Option") within the meaning of Section 422A of the Internal Revenue code. The granted option is accordingly a non-qualified option, and the withholding requirements of paragraph 5 of this Agreement will have to be satisfied upon exercise of this option.

     NOW, THEREFORE, it is hereby agreed as follows:


     1.   Grant of Option.  Subject to and upon the terms and
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conditions set forth in this Agreement, Corporation hereby grants to Optionee a stock option to purchase in the aggregate up to 12,000 shares of the Corporation's common stock (which shares are hereinafter called "option shares") during the specified term of this option at the price of $12.5625 per share, such price being no less than one hundred percent (100%) of the Fair Market Value thereof on the date hereof. THIS OPTION IS GRANTED IN CANCELLATION OF AN OPTION PREVIOUSLY GRANTED TO OPTIONEE ON JANUARY 26, 1989 TO PURCHASE UP TO 12,000 SHARES OF THE CORPORATION'S COMMON STOCK, AND OPTIONEE HEREBY AGREES AND ACKNOWLEDGES THAT OPTIONEE HAS NO FURTHER RIGHTS TO ACQUIRE ANY SHARES OF COMMON STOCK UNDER SUCH CANCELED OPTION.

     2.   Specified Term.  The term of this option shall be the
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period commencing on the date hereof, which is the date of the granting of this option, and, subject to the provisions of paragraphs 7 and 8(c) hereof, ending three (3) months after the date of termination of Optionee's employment for any cause whatsoever (or, in the event Optionee is a director of and not otherwise employed by the Corporation, three (3) months from the date he no longer is a director of the Corporation); provided, however, that in any event, unless sooner terminated, the specified term of this option shall end upon the expiration of the ten (10)-year period measured from the grant date of this option, and this option shall be of no further force and effect and shall not be exercisable to any extent after the expiration of such ten (10)-year period.


     3.   Optionee Nontransferable; Exception.  This option shall
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not be transferable or assignable by Optionee otherwise than by will or by the laws of descent and distribution and may be exercised, during Optionee's lifetime, only by Optionee.


     4.   Time of Exercising Option.  Subject to the provisions
          -------------------------
of paragraph 8(c), Optionee shall have no right to purchase any of the option shares prior to the expiration of 12 months from the grant date of this option. Thereafter Optionee may, within the specified term of this option and pursuant to the provisions of this Agreement, purchase the option shares in accordance with the following schedule: (i) 20 percent of said option shares at any time after expiration of 12 months from the date hereof; (ii) an additional 20 percent of said option share at any time after the expiration of 24 months from the date hereof; (iii) an additional 20 percent of said option shares at any time after the expiration of 36 months from the date hereof; (iv) an additional 20 percent of said option share at any time after the expiration of 48 months from the date hereof; and (v) the balance of said option share after the expiration of 60 months from the date hereof. Within the limitations provided in this paragraph 4, Optionee may from time to time during the specified term of this option purchase any or all of the option shares.


     5.   Withholding.  Optionee hereby agrees to make
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appropriate arrangements with the Corporation or subsidiary corporation employing Optionee for satisfaction of any Federal, state or local income tax withholding requirements or Federal social security employee tax requirements applicable to the exercise of this option.


     6.   Exercise of Option on Termination of Employment.  If,
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for any reason whatsoever, Optionee's employment is terminated within the specified term of this option (or if Optionee is a director of and not otherwise employed by the Corporation and he
terminates being a director within the term of this option), all rights under this option shall terminate, and this option shall cease to be outstanding, three (3) months after such termination of employment; provided, however, that during such three (3)
month period, Optionee shall be entitled to exercise this option only with respect to that number of option shares (if any) for which this option is in accordance with the installment
provisions of paragraph 4 exercisable on the date of such
termination of employment (or, in the case of a director not otherwise employed by the Corporation, on the date he terminated
being a director).   This Agreement does not impose any
obligation whatsoever upon Corporation or any subsidiary corporation (as defined in the Plan) to continue Optionee's employment for any period of time, such employment being terminable at the will of Corporation, subsidiary corporation (as defined in the Plan) or Optionee; nor is this Agreement a commitment to Optionee, if he be a director, that he shall remain a director for any period of time.


     7.   Exercise of Option After Optionee's Death.  Any
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provision of this Agreement to the contrary notwithstanding, if Optionee should die while this option is outstanding, or within three (3) months after Optionee's employment is terminated, (or, if Optionee is a director and not otherwise employed by the Corporation within three (3) months of his termination as a director of the Corporation), the executors or administrators of Optionee's estate, or Optionee's heirs or legatees, as the case may be, shall have the right to exercise this option, but only with respect to that number of option shares (if any) for which this option is in accordance with the installment provisions of paragraph 4 exercisable on the date of Optionee's death. Such right shall lapse, and this option shall terminate, upon the earlier of (i) the expiration of one (1) year after the date of Optionee's death or (ii) the expiration of ten (10) years after the grant date of this option.


     8.   Adjustment in Option Shares.
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          (a)  In the event of any increase or decrease in the
number of outstanding shares of the Corporation's common stock resulting from a recapitalization, payment of a common stock dividend, a stock split, combination of share or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation, the number of the option shares then subject to this option and the option price per share shall be proportionately adjusted for such increase or decrease without any change in the aggregate purchase price payable for the option shares.

          (b) If the Corporation shall be the surviving corporation in any merger or consolidation, this option shall pertain to and apply to the securities to which a holder of the number of shares of common stock which are subject to this option would have been entitled, and there shall be substituted with respect to the option shares then subject to this option a new option upon the same terms as set forth in this Agreement except for necessary changes in the number, kind or price of such option shares as may be necessitated by such merger or consolidation, with the result that Optionee shall upon exercise, receive under such new option the same shares or securities as he would have received pursuant to such merger or consolidation with respect to such option shares had he purchased such option shares under this Agreement immediately prior to such merger or consolidation.

          (c) A dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation shall cause this option to terminate upon the effective date of such dissolution, liquidation, merger or consolidation; provided, however, that, notwithstanding any other limitation herein provided, Optionee shall have the right to purchase one-hundred percent (100%) of the option shares not therefore purchased by him at any time during the fifteen (15) day period immediately prior to the effective date of such dissolution or liquidation or such merger or consolidation in which Corporation is not the surviving corporation. This option agreement shall not in any way affect the right of Corporation to make changes of it capital structure or to merge or consolidate or to dissolve, liquidate or sell all or any part of its business or its assets.


     9.   Privilege of Stock Ownership.  Optionee shall not have
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any of the rights of a shareholder with respect to the option shares except to the extent that this option is exercised for such shares and certificates for the purchased shares are actually issued and delivered to Optionee.


     10.  Manner of Exercising Option.
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          (a)  This option may be exercised only as to whole
shares and only by written notice signed by Optionee (or in the case of exercise after Optionee's death, by Optionee's executor, administrator, heir or legatee, as the case may be), and given to the Secretary of the Corporation, at its principal office. Such notice shall:

          (i) Specify the number of option shares with respect to which the option is being exercised;

          (ii) Be accompanied by payment of the option price in one or more of the following alternative forms: (A) full payment, in cash or cash equivalent, such as a certified check payable to the Corporation's order, of the option price for the option shares being purchased; (B) full payment in shares of common stock of the Corporation having a Fair Market Value on the Exercise Date (as such terms are defined below) equal to the option price for the option shares being purchased; or (C) a combination of shares of common stock of the Corporation valued at Fair Market Value on the Exercise Date and cash or cash equivalent, equal in the aggregate to the option price for the option shares being purchased; and

          (iii) Include appropriate documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

          (b) For purposes of paragraph 10(a) above, the Fair Market Value of a share of the Corporation's common stock shall be the mean of the lowest and highest selling prices of one share of such common stock on the Exercise Date on the principal exchange on which the common stock is then listed or admitted to trading, as such prices are officially quoted by the composite tape of transactions on such exchange. The Exercise Date shall be the date on which written notice of the exercise of this option is delivered to the Corporation.

          (c) This option shall be deemed to have been exercised with respect to the option shares specified in the notice of exercise at such time as such notice shall have been delivered to the Corporation, together with any representations requested by the Corporation pursuant to 11(b). Payment of the option price shall immediately become due and shall accompany the notice of exercise. As soon thereafter as practical, Corporation shall mail or deliver to Optionee or to the other person or persons exercising this option a certificate or certificates representing the shares so purchased and paid for.


     11.  Compliance with Laws and Regulations.
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          (a)  The exercise of this option and the issuance of
option shares upon the exercise of this option shall be subject to compliance by Corporation and by Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Corporation's common stock may be listed at the time of such exercise and issuance.

          (b) Prior to exercise of the option hereunder, Optionee shall execute and deliver to the Corporation such representations in writing as may be requested by the Corporation in order for it to comply with the applicable requirements of federal and state securities laws.


     12.  Optionee's Employment.  As used in this Agreement the
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term "Optionee's employment" means the employment of Optionee by
Corporation, or by any subsidiary corporation (as defined in the Plan). Except to the extent the terms of any employment contract between the Corporation and the Optionee may expressly provide otherwise, the Corporation (or any subsidiary corporation employing Optionee) shall have the right to terminate or change the terms of employment of Optionee at any time and for any reason whatsoever.


     13.  Notices.   Any notice required to be given to the
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Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of its Secretary at its Corporate Offices at 1250 East Arques Avenue, Sunnyvale, California 94086. Any notice to be given to Optionee shall be in writing and addressed to him at the address indicated below his signature line in this Agreement. Any such notice shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.


     14.  Successors and Assigns.  The provisions of this
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Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and of the Corporation.


     15.  Interpretation of this Agreement.  This Agreement and
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the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan and are in all respects limited by and subject to the express provisions of the Plan applicable to non-qualified options. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by Corporation forthwith to the Board of Directors of Corporation for resolution. The resolution of such dispute by the Board of Directors shall be final and binding upon all parties having an interest in this option.


     16.  Liability of Corporation.
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          (a)  If the option shares covered by this Agreement
exceed the number of shares which may without shareholder approval be issued under the Plan as of the date hereof, then this option shall be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with applicable provisions of the Plan.

          (b) The inability of Corporation to obtain approval from any regulatory body having authority deemed by Corporation to be necessary to the lawful issuance and sale of any common stock hereunder shall relieve Corporation of any liability in respect of the non-issuance or sale of such common stock as to which approval shall not have been obtained.


     IN WITNESS WHEREOF, Corporation has caused this Agreement to be duly executed in duplicate by its officer thereunto duly authorized, and Optionee has duly executed this Agreement in duplicate, all as of the day and year first above written.


AMDAHL CORPORATION

BY
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     Anthony M. Pozos
     Senior Vice President
     Human Resources and
     Corporate Services



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     Optionee